Exhibit 99.1

LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING JIANGSU

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 robert.jacobs@jacobscon.com

Trio-Tech Reports Fiscal 2022 Net Income of $0.57 Per Share

Versus a Loss of $0.15 Per Share as Revenue Increased 36%

Fourth Quarter Net Income Increased to $0.19 Per Share Versus

a Loss of $0.25 Per Share on 27% Revenue Gain

Van Nuys, CA – September 23, 2022 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2022.

Fiscal 2022 Results

Driven by a 41% increase in testing services revenue and 103% increase in distribution revenue compared to fiscal 2021, Trio-Tech’s total revenue for the fiscal year ended June 30, 2022 increased 36% to $44,065,000 from $32,462,000 for fiscal 2021.

Fiscal 2022 gross margin increased 53% to $11,733,000, or 27% of revenue, compared to $7,670,000, or 24% of revenue for fiscal 2021.

Total operating expenses declined to 21% of revenue from 24% of revenue for fiscal 2021, contributing to an increase in operating income to $2,353,000, compared to an operating loss of $61,000 for fiscal 2021.

Net income increased to $2,395,000, or $0.57 per diluted share. This compares to a net loss for fiscal 2021 of $591,000, or $0.15 per share, which included a $1,580,000 impairment related to the Singapore Theme Resort Project.

Record Backlog

Reflecting a 38% and 51% increase in manufacturing and testing backlog respectively, Trio-Tech’s total backlog at June 30, 2022 increased 29% to a record $17,463,000 compared to $13,503,000 at June 30, 2021.

Balance Sheet Highlights

Cash and cash equivalents at June 30, 2022 increased 32% to $7,698,000 compared to $5,836,000 at June 30, 2021. Shareholders' equity at June 30, 2022 increased to $27,874,000, or $6.85 per outstanding share, including cash and cash equivalents of $7,698,000. This compares to shareholders’ equity at June 30, 2021 of $25,634,000, or $6.55 per outstanding share, including cash and cash equivalents of $5,836,000. There were approximately 4,071,680 and 3,913,055 common shares outstanding at June 30, 2022 and June 30, 2021, respectively.

Fourth Quarter Results

Revenue for the fourth quarter of fiscal 2022 increased 27% to $11,834,000 from $9,308,000 for the fourth quarter of fiscal 2021, reflecting a 44% increase in testing services revenue and an 82% increase in distribution revenue. Manufacturing revenue declined 13% for the quarter but increased 3% for the fiscal year as a whole.

(more)

16139 Wyandotte Street, Van Nuys, CA 91406,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Fiscal 2022 Net Income of $0.57 Per Share

September 23, 2022

Page Two

Gross margin increased 44% to $3,190,000, or 27% of revenue, compared to $2,222,000, or 24% of revenue, for the fourth quarter of fiscal 2021. Income from operations increased 138% to $857,000 compared to income from operations of $359,000 for the fourth quarter last year.

Net income for the fourth quarter of fiscal 2022 increased to $790,000, or $0.19 per diluted share. For the fourth quarter of fiscal 2021, Trio-Tech reported a net loss of $996,000, or $0.25 per share, which included the one-time, non-cash impairment charge mentioned above.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, “We delivered significant gains in revenue, gross margin, operating and net income in fiscal 2022, and our strong backlog, demonstrated by significant gains in manufacturing and strong orders for testing services, gives us a solid foundation as we begin the new fiscal year. Supply chain performance has shown improvements, and positive feedback regarding our customers’ business expectations has been steadily increasing.”

About Trio‑Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S. and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this release are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

(tables attached)

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue
Manufacturing	$3,339	$3,827	$13,526	$13,151
Testing services	5,494	3,828	19,477	13,846
Distribution	2,999	1,647	11,037	5,437
Real estate	2	6	25	28
	11,834	9,308	44,065	32,462
Cost of Sales
Cost of manufactured products sold	2,309	2,954	10,147	9,809
Cost of testing services rendered	3,819	2,780	12,960	10,431
Cost of distribution	2,496	1,333	9,147	4,475
Cost of real estate	20	19	78	77
	8,644	7,086	32,332	24,792
Gross Margin	3,190	2,222	11,733	7,670
Operating Expenses:
General and administrative	2,056	1,693	8,361	6,929
Selling	194	90	643	446
Research and development	82	80	375	357
(Loss) Gain on disposal of property, plant and equipment	1	--	1	(1)
Total operating expenses	2,333	1,863	9,380	7,731
Income/ (Loss) from Operations	857	359	2,353	(61)
Other (Expenses) Income
Interest expense	(35)	(30)	(122)	(126)
Other income, net	(74)	148	595	354
Government grant	228	102	228	514
Impairment loss on other assets	--	(1,580)	--	(1,580)
Total other income (expenses)	119	(1,360)	701	(838)
Income (Loss) from Continuing Operations before Income Taxes	976	(1,001)	3,054	(899)
Income Tax Expenses	(254)	(103)	(757)	(228)
Income (Loss) from Continuing Operations before Non-controlling Interest, net of tax	722	(1,104)	2,297	(1,127)
(Loss) Gain from discontinued operations, net of tax	(3)	(2)	2	(28)
NET INCOME (LOSS)	719	(1,106)	2,299	(1,155)
Less: Net loss attributable to the non-controlling interest	(71)	(110)	(96)	(564)
Net income (loss) attributable to Trio-Tech International	790	(996)	2,395	(591)
Net Income Attributable to Trio-Tech International:
Income (Loss) from continuing operations, net of tax	793	(993)	2,396	(575)
(Loss) from discontinued operations, net of tax	(3)	(3)	(1)	(16)
Net Income (Loss) Attributable to Trio-Tech International	790	(996)	2,395	(591)
Basic Earnings (Loss) per Share - Continuing Operations	$0.20	$(0.26)	$0.61	$(0.16)
Basic Loss per Share – Discontinued Operations	--	--	(0.01)	--
Basic Earnings (Loss) per Share	$0.20	$(0.26)	$0.60	$(0.16)
Diluted Earnings (Loss) per Share – Continuing Operations	$0.19	$(0.25)	$0.57	$(0.15)
Diluted Loss per Share – Discontinued Operations	--	--	--	--
Diluted Earnings (Loss) per Share	$0.19	$(0.25)	$0.57	$(0.15)
Weighted Average Shares Outstanding - Basic	3,972	3,768	3,972	3,768
Weighted Average Shares Outstanding - Diluted	4,094	3,898	4,174	3,885

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Comprehensive Income Attributable to Trio-Tech International Common Shareholders:
Net (loss) income	$719	$(1,106)	$2,299	$(1,155)
Foreign currency translation, net of tax	(1,253)	133	(1,275)	1,248
Comprehensive (Loss) Income	(534)	(973)	1,024	93
Less: Comprehensive Loss attributable to non-controlling interests	(129)	(117)	(169)	(572)

Comprehensive (Loss) Income Attributable to Trio-Tech International	$(405)	$(856)	$1,193	$665

TRIO‑TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,
	2022	2021

	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,698	$5,836
Short-term deposits	5,420	6,651
Trade account receivables, net	11,592	8,293
Other receivables	998	662
Inventories, net	2,258	2,080
Prepaid expenses and other current assets	1,215	418
Financed sales receivable	21	19
Total current assets	29,202	23,959
Deferred tax assets	169	217
Investment properties, net	585	681
Property, plant and equipment, net	8,481	9,531
Operating lease right-of-use assets	3,152	1,876
Other assets	137	262
Financed sales receivable	17	39
Restricted term deposits	1,678	1,741
Total non-current assets	14,219	14,347
TOTAL ASSETS	$43,421	$38,306
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$929	$72
Accounts payable	2,401	3,702
Accrued expenses	6,004	3,363
Income taxes payable	787	314
Current portion of bank loans payable	472	439
Current portion of finance leases	118	197
Current portion of operating leases	1,218	672
Total current liabilities	11,929	8,759
Bank loans payable, net of current portion	1,272	1,621
Finance leases, net of current portion	119	253
Operating leases, net of current portion	1,934	1,204
Income taxes payable	137	385
Other non-current liabilities	28	31
Total non-current liabilities	3,490	3,494
TOTAL LIABILITIES	15,419	12,253

EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 4,071,680 and 3,913,055 shares issued and outstanding at June 30, 2022 and June 30, 2021, respectively	12,750	12,178
Paid-in capital	4,708	4,233
Accumulated retained earnings	9,219	6,824
Accumulated other comprehensive gain-translation adjustments	1,197	2,399
Total Trio-Tech International shareholders' equity	27,874	25,634
Non-controlling interest	128	419
TOTAL EQUITY	28,002	26,053
TOTAL LIABILITIES AND EQUITY	$43,421	$38,306